SECOND ADDENDUM TO COMMERCIAL COGNOVIT PROMISSORY NOTE
                                 SECOND ADDENDUM
                                       TO
                       COMMERCIAL COGNOVIT PROMISSORY NOTE

THIS SECOND ADDENDUM TO COMMERCIAL COGNOVIT PROMISSORY NOTE ("Addendum") is made by and between Wellstar International, Inc. and Trillennium Medical Imaging, Inc., a wholly owned subsidiary of Wellstar International, Inc., with its principal office located at 6911 Pilliod Road, Holland, Ohio, 43528 (hereinafter referred to as the "Company" or "Wellstar") and Andrew M. Thompson, an individual residing at 1293 Prince Court, Lake Mary, Florida, 32746 (hereinafter referred to as the "Lender" or "Thompson").

     In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which both Wellstar and Thompson agree and acknowledge, Wellstar and Thompson hereby mutually agree as follows:

The Commercial Cognovit Promissory Note, the Addendum to Commercial Cognovit Promissory Note and all related documents evidencing the loan from Thompson to Wellstar in the principal amount of $400,000.00 dated on or about October 11, 2005 (collectively, the "Note") are herby collectively amended to include and incorporate the following terms and conditions:

"Due Date. The due date for all payments,  principal and interest, due under the
Note is hereby extended to midnight February 28, 2007.

Waiver of Prior Default. Any other terms and conditions of the note notwithstanding, Lender hereby waives any event of default or right to claim default in any term or condition of the Note (as the term is described hereinabove) existing or arising on or before the date hereof.

Additional Warrants.  In addition to the right to purchase Warrants set forth in
Section 2.2 (b) (ii) of the Term Loan Agreement between the parties hereto dated October 11, 2005, Lender is hereby granted the right to purchase 200,000 shares of the Company's common stock at an exercise price of $0.10 per share and 200,000 shares of the Company's common stock at an exercise price of $0.20 per share. Lender's right to exercise the right to purchase the Company's shares pursuant to this provision shall expire at the close of business (5:00 pm, Eastern Standard Time) on the 28th day of February 2008.

Additional Consideration. In consideration of the waiver and extension and in addition to the grant of Additional Warrants set forth hereinabove, the Company agrees to pay to Lender contemporaneous with execution hereof, the principal sum of $20,000.00, the receipt and sufficiency of which Lender, by execution hereof does expressly acknowledge and agree. Said payment shall be in addition to all other sums whether for principal or interest due or to become due under the terms of the Note (as that term is defined hereinabove) and not in lieu thereof.

Modification of existing "Conversion Right." Lender hereby agrees that, in consideration of the payment and additional rights set forth hereinabove, Lender's Conversion Right as set forth in Section 2.6 of the Term Loan Agreement between the parties dated October 11, 2005, shall be and are hereby modified to provide that Lender may only exercise his right of conversion set forth in said
Section 2.6 of the Term Loan Agreement between the parties dated October 11, 2005 in the event of non payment in accord with terms and conditions of this Agreement (i.e., Wellstar's failure or refusal to honor any exercise of Additional Warrants and/or failure to pay any and all amounts pursuant to the Note (as that term is defined in this Agreement) due on or by midnight February 28, 2007."

Withdrawal/Revocation of Notice of Conversion. Thompson further agrees that effective with execution hereof he irrevocably withdraws, rescinds and terminates the Notice of Conversion dated October 9, 2006 and all addendums or modifications thereof which Lender previously issued pursuant to the terms of the Note (as that Term is defined hereinabove) and releases Wellstar, its officers, directors, shareholders and agents from any and all liability, known or unknown, relating thereto or arising therefrom, including, but not limited to, any and all liability relating to failure to immediately convert upon receipt of the afore-referenced Notice of Conversion.

All other terms and conditions of the Note (as that Term is defined hereinabove) not inconsistent with the terms and conditions hereof shall remain unaffected hereby and in full force and effect.

In Witness Whereof, Wellstar and Thompson have set their respective hands hereto effective as of the date next following their respective signatures.

Wellstar International Inc., and
Trillennium Medical Imaging, Inc.,
a wholly owned subsidiary of Wellstar International, Inc.


By: /s/ John A. Antonio
    -------------------
    John A. Antonio, President
    Date: 11/19/06

Andrew M. Thompson


By: /s/ Andrew M. Thompson
    ----------------------
    Andrew M. Thompson
    Date: 11/19/06


                                       2